UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
On October 2, 2006 Macquaire Infrastructure Company (the “Company”, “MIC”), through its wholly owned subsidiary South East Water LLC, entered into an Irrevocable Undertaking with HDF (UK) Holdings Limited pursuant to which it sold its 17.5% minority interest in the holding company for South East Water (“SEW”), a regulated clean water utility located in the southeastern portion of the U.K.
The disposal was made pursuant to the exercise by MEIF Luxembourg Holdings SA (the “MEIF Shareholder”), an affiliate of the Company’s Manager, of its drag along rights under the SEW shareholders’ agreement and as a part of a sale by the MEIF Shareholder and the other shareholders of all of their respective interests in SEW.
The completion of the sale effectively cancels the put and call option agreement entered into by MIC and MEIF Luxembourg Holdings SA on August 23, 2006. As part of the sale process, the SEW shareholders’ agreement was also terminated.
MIC received a dividend and interest payments totaling approximately $3.4 million from SEW for the six month period ended September 30, 2006 on September 29, 2006.
MIC will receive net proceeds on the sale of approximately $87.8 million representing its pro rata share of the total consideration less its pro rata share of expenses, which includes approximately $933,000 in financial advisory fees payable to Macquarie Bank Limited, the parent company of the Company’s Manager. The Company expects to receive the net cash proceeds from the sale on or about October 2, 2006.
As previously disclosed, the Company will use the net proceeds to reduce acquisition related indebtedness at its MIC Inc. subsidiary.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
2.1 Irrevocable Undertaking and Drag Along Request
FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, including the ability to retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy; decisions made by persons who control its investments including the distribution of dividends; its regulatory environment for purposes of establishing rate structures and monitoring quality of service; changes in general economic or business conditions, or demographic trends, including changes to the political environment, economy, tourism, construction and transportation costs, changes in air travel, automobile usage, fuel and gas costs, including the ability to recover increases in these costs from customers; reliance on sole or limited source suppliers, particularly in our gas utility business; foreign exchange fluctuations; environmental risks; and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Date October 2, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date October 2, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer